Exhibit 10.25

This is a translation of the original text in Chinese

Date: January 1, 2011

Each Party Listed in Annex I

Beijing Kingsoft Internet Security Software Co., Ltd.

And

Beike Internet (Beijing) Security Technology Co., Ltd.

Exclusive Equity Option Agreement

With respect to

Beike Internet (Beijing) Security Technology Co., Ltd.

Exclusive Equity Option Agreement

The Exclusive Equity Option Agreement (hereinafter referred to as the “Agreement”) is made and entered into by and among the following Parties on the date of Jan. 1, 2011 in Beijing, the People’s Republic of China (“PRC”):

(1)	Each party listed in Annex I (hereinafter respectively referred to as an “Existing Shareholder” and collectively referred to as the “Existing Shareholders”),

(2)	Beijing Kingsoft Internet Security Software Co., Ltd. (hereinafter referred to as “Beijing Security”)

Registered Address: East Area, Floor 2, No.33 Xiaoying West Road, Haidian District, Beijing

Legal Representative: Jun LEI

(3)	Beike Internet (Beijing) Security Technology Co., Ltd. (hereinafter referred to as “the Company”)

Registered Address: 201, 2/F, No.33 Xiaoying West Road, Haidian District Beijing

Legal Representative: Jun LEI

(Hereinafter, the Parties mentioned above shall be respectively referred to as “a Party” and collectively referred to as “the Parties.”)

Whereas:

(1)	The Existing Shareholders are the shareholders registered in the register of shareholders of the Company, who collectively hold 100% shares of the Company;

(2)	The Existing Shareholders intend to transfer their entire shares in the Company to Beijing Security provided that the PRC Laws are not violated, and Beijing Security intends to accept such transfer;

(3)	To exercise the above-mentioned shares transfer, the Existing Shareholders agree to grant an exclusive and irrevocable Equity Option to Beijing Security. Pursuant to such Equity Option, to the extent permitted by PRC Laws, the Existing Shareholders shall, in accordance with the requirements from Beijing Security, transfer the Shares Options (as defined below) to Beijing Security and/or other entities or individuals designated by Beijing Security in accordance with the provisions of the Agreement; and

(4)	The Company agrees that the Existing Shareholders grant the Equity Option to Beijing Security pursuant to the Agreement.

Article 1 Definitions

1.1	Unless otherwise stated in the Agreement, the following terms shall have the following definitions:

“PRC Laws”:	refers to all valid laws, administrative regulations, administrative rules, local rules, judicial interpretations and other nominative documents with binding forces in the People’s Republic of China (for the purpose of the Agreement, excluding Hong Kong, Macau and Taiwan).

“Equity Option”:	refers to the option granted by the Existing Shareholders to Beijing Security in accordance with the terms and conditions of the Agreement that Beijing Security may request the transfer of the shares of the Company.

“Option Shares”:	refers to the shares held by the Existing Shareholders representing 100% of the Registered Capital of the Company.

“Registered Capital”:	as at the date of the Agreement, refers to the registered capital of the Company in the sum of RMB 3.5 Million, as may be increased through increased capital contribution during the validity period of the Agreement.

“Transferred Shares”:	refers to the shares of the Company that Beijing Security is entitled to request the Existing Shareholders to transfer to Beijing Security or any other entities or individuals designated by Beijing Security when Beijing Security exercises its Equity Option (hereinafter referred to “Option Exercise”) pursuant to Article 3 of the Agreement. The actual numbers may be all or part of the Option Shares, which will be decided by Beijing Security at its discretion pursuant to the PRC Laws and its own commercial considerations.

“Shares Transfer Price”:	refers to the whole consideration payable to the Existing Shareholders by Beijing Security or any entities or individuals designated by Beijing Security for acquiring the Transferred Shares at each option exercise.

“Business Licenses”:	refers to any approval, permit, filing and registration which must be obtained by the Company for legitimately and effectively operating all its businesses, including, without limitation, Business License, Tax Registration Certificate, as well as other permit and license required by the PRC Laws from time to time.

“Corporate Assets”:	refers to all tangible and intangible assets which are owned by the Company or which the Company shall be entitled to use, including without limitation, any immovable properties, movable properties and intellectual properties such as trademarks, copyrights, patents, know-how, domain names and software licenses.

“Material Agreements”:	refers to agreements which have material impact on the business or assets of the Company and of which the Existing Shareholders act as one of the parties, including, without limitation, Shareholder Voting Proxy Agreement, Equity Pledge Agreement, Business Operation Agreement and other agreements about the business of the Company signed on the date of January 1, 2011 by and among Beijing Security, the Company and the Existing Shareholders, and the Exclusive Technology Development, Support and Consultancy Agreement signed on the date of January 1, 2011 by and between Beijing Security and the Company.

“Option Exercise Notice”:	has the meaning in Article 3.5.

“Confidential Information”:	has the meaning in Article 8.1.

“Defaulting Party”:	has the meaning in Article 11.1.

“Default”:	has the meaning in Article 11.1.

“Such Right”:	has the meaning in Article 12.5.

1.2	Reference to any PRC Law in the Agreement shall be deemed:

(1)	to include a reference to that PRC Law as amended, modified, supplemented and re-enacted from time to time (whether before or after the date of the Agreement); and

(2)	to include a reference to any subordinate decisions, notifications or rules made under or being valid because of the relevant PRC Laws.

1.3	Unless otherwise stated in the Agreement, references to articles, clauses, items and paragraphs are made to the Agreement.

Article 2 Grant of the Equity Option

2.1	The Existing Shareholders hereby irrevocably and unconditionally grant an exclusive Equity Option to Beijing Security. Pursuant to such Equity Option, to the extent permitted by PRC Laws, Beijing Security shall be entitled to require the Existing Shareholders to transfer the Option Shares to Beijing Security or any other entities or individuals designated by Beijing Security in accordance with the terms and conditions of the Agreement. Beijing Security also agrees to accept such Equity Option.

2.2	The Company hereby agrees that the Existing Shareholders grant such Equity Option to Beijing Security pursuant to Article 2.1 above and any other provisions of the Agreement.

2.3	The Existing Shareholders agree to sign the power of attorney, of which the content and form are shown in Schedule II of the Agreement, concurrently with the execution of the Agreement.

2.4	The Existing Shareholders agree to encourage their respective spouses to sign the spousal consent in the form set forth in Schedule III of the Agreement concurrently with the execution of the Agreement.

Article 3 Method of Option Exercise

3.1	Subject to the terms and conditions of the Agreement, to the extent permitted by PRC Laws, Beijing Security has the sole discretion to decide the actual time, method and number of times of Option Exercise.

3.2	Subject to the terms and conditions of the Agreement, to the extent permitted by PRC Laws then in effect, Beijing Security shall be entitled to require the Existing Shareholders at any time to transfer all or part of the Shares of the Company to Beijing Security or to any other entities or individuals designated by Beijing Security.

3.3	At each Option Exercise, Beijing Security shall be entitled to determine the number of shares that the Existing Shareholders shall transfer to Beijing Security and/or any other entities or individuals designated by Beijing Security, and the Existing Shareholders shall, in accordance with the number so requested by Beijing Security, transfer the Shares to Beijing Security and/or any other entities or individuals designated by Beijing Security. Beijing Security and/or any other entities or individuals shall pay the Shares Transfer Price of the Transferred Shares at each Option Exercise to the Existing Shareholder(s) who transfers the shares.

3.4	At each Option Exercise, Beijing Security may receive the Transferred Shares itself or designate any third parties to receive all or part of the Transferred Shares.

3.5	Each time when Beijing Security decides to exercise the Option, it shall give a notice regarding the exercise of such Equity Option (hereinafter referred to as “Option Exercise Notice”, in the form set forth in Schedule I of the Agreement) to the Existing Shareholders. Upon receipt of the Option Exercise Notice, the Existing Shareholders shall, in accordance with the method stipulated in Article 3.3 hereof, transfer all the Transferred Shares to Beijing Security and/or any other entities or individuals designated by Beijing Security in one transfer.

Article 4 Shares Transfer Price

4.1	When Beijing Security exercises the Equity Option, Beijing Security shall be entitled to pay the Share Transfer Price at the minimal price as permitted by the PRC law then in effect. If such minimal price as permitted by relevant law is still higher than the share purchase price that Existing Shareholders paid for the Option Shares that the Existing Shareholder purchased on January 1, 2011, the Existing Shareholders agree to refund such balance between the the exercise price and transfer price to Beijing Security (Beijing Security may also directly off-set such balance from the the exercise price payable to the Existing Shareholder).

Article 5 Representations and Warranties

5.1	The Existing Shareholders hereby represent and warrant that:

5.1.1	They are PRC citizens; they have full and independent legal status and legal capacity to execute, deliver and perform the Agreement; and they may constitute subjects of litigations independently.

5.1.2	They have full capacity and authorization to sign, deliver and perform the Agreement and any other documents relevant to the transaction contemplated by the Agreement and to be signed by them. They have full capacity and authorization to perform the transactions contemplated by the Agreement.

5.1.3	Once the Agreement is legitimately and duly signed and delivered by the Existing Shareholders, the Agreement will become their legitimate and binding obligations, which may be enforceable against them in accordance with the provisions of the Agreement.

5.1.4	As at the time the Agreement coming into effect, the Existing Shareholders are registered rightful owners of the Option Shares. Apart from the pledge imposed in accordance with the Equity Pledge Agreement signed on the date of January 1, 2011 by and among the Existing Shareholders, Beijing Security and the Company, there is no other lien, pledge, right of claim or any other security right and third-party right over the Option Shares. Pursuant to the Agreement, after exercising the option, Beijing Security and/or any other entities or individuals may obtain a good ownership over the Transferred Shares free from any lien, pledge, claim or any other security right and third-party right.

5.2	The Company hereby represents and warrants that:

5.2.1	The Company is a limited liability company duly incorporated and legally existing under the PRC Laws; it has qualification of being a legal person; it has full and independent legal status and legal capacity to execute, deliver and perform the Agreement; and they may constitute subjects of litigations independently.

5.2.2	The Company has full inter-company powers and authorizations to sign, deliver and perform the Agreement and any other documents related to the transaction hereunder and to be signed by it, and the Company has full power and authorization to perform the transaction contemplated under the Agreement.

5.2.3	Once legitimately and duly signed and delivered by the Company, the Agreement shall constitute its legal, valid and binding obligations.

5.3	Beijing Security hereby represents and warrants that:

5.3.1	Beijing Security is a limited liability company (sole proprietorship of legal person) duly incorporated and legally existing under the PRC Laws; it has qualification of being a legal person. Beijing Security has full and independent legal status and legal capacity to sign, deliver and perform the Agreement, and they may constitute subjects of litigations independently.

5.3.2	Beijing Security has full inter-company powers and authorizations to sign, deliver and perform the Agreement and any other documents related to the transaction hereunder and to be signed by it, and it has full power and authorization to perform the transaction contemplated under the Agreement.

5.3.3	Once legitimately and duly signed and delivered by Beijing Security, the Agreement shall constitute its legal, valid and binding obligations.

Article 6 Covenants of the Existing Shareholders

The Existing Shareholders hereby covenant as follows:

6.1	Within the valid term of the Agreement, without prior written consent of Beijing Security:

6.1.1	The Existing Shareholders shall not transfer or otherwise dispose of any Option Shares or impose any security right or any third-party right upon any Option Shares;

6.1.2	The Existing Shareholders shall not increase or decrease the Registered Capital of the Company or merger with any other entity;

6.1.3	The Existing Shareholders shall not dispose of or cause the management of the Company to dispose of any material asset of the Company (including the long-term investment interests of the Company) (other than those occur in ordinary course of business);

6.1.4	The Existing Shareholders shall not terminate or cause the management of the Company to terminate any material agreement signed by the Company, or sign or cause the management of the Company to sign any other agreement in conflict with the existing material agreements;

6.1.5	The Existing Shareholders shall not appoint or dismiss any executive directors, supervisors or any other managers of the Company which shall be appointed and dismissed by the Existing Shareholders;

6.1.6	The Existing Shareholders shall not declare distribution or actually distribute any distributive profit, bonus, dividends or share interests;

6.1.7	The Existing Shareholders shall ensure valid existence of the Company, to avoid any termination, liquidation or dissolution;

6.1.8	The Existing Shareholders shall not amend the articles of association of the Company; and

6.1.9	The Existing Shareholders shall ensure that the Company may not lend or borrow any loan, or provide any guarantee or carry out any other guarantee behaviours in any forms, or assume any material obligation other than in ordinary course of business.

6.2	Within the valid term of the Agreement, the Existing Shareholders must use its best endeavours to develop the business of the Company and ensure legitimate and compliant operation of the Company. The Existing Shareholders shall not conduct any act or omission which may impair the assets, goodwill of the Company or affect the validity of the business licenses of the Company.

6.3	Within the valid term of the Agreement, the Existing Shareholders shall notify Beijing Security of any circumstance which may have material adverse impact on the valid existence, business operation, financial situation, assets or goodwill in a timely manner, and take all measures recognized by Beijing Security in a timely manner to eliminate such adverse situations or take effective remedies.

6.4	Once Beijing Security sends out the Option Exercise Notice:

6.4.1	The Existing Shareholders shall immediately convene shareholders’ meetings and adopt resolutions thereof or take any other necessary actions to agree that the Existing Shareholders transfer all Transferred Shares to Beijing Security and/or any other entities or individuals designated by Beijing Security at the Shares Transfer Price and waive any pre-emptive right enjoyed by them; and

6.4.2	The Existing Shareholders shall immediately sign shares transfer agreements with Beijing Security and/or any other entities or individuals designated by Beijing Security, transferring all Transferred Shares to Beijing Security and/or any other entity or individual designated by Beijing Security at the Shares Transfer Price, and in accordance with the requirements of Beijing Security and the provisions of the laws and regulations, providing necessary support to Beijing Security (including provision and signature of all relevant legal documents, performance of obtaining all governmental approval and registration formalities and assuming all relevant obligations) to ensure that Beijing Security and/or any other entity or individual designated by Beijing Security may obtain all Transferred Shares without any legal defect.

Article 7 Covenants of the Company

7.1	The Company hereby covenants as follows:

7.1.1	If the signature and performance of the Agreement and the granting of the Equity Option requires consent, approval, waiver, authorization of any third parties or permission, approval, waiver of any government authority, or completion of any registration or filing formalities in any government authorities (if required by the law), the Company will use its best endeavours to assist in meeting the above-mentioned conditions.

7.1.2	Without prior written consent of Beijing Security, the Company may not help or allow the Existing Shareholders to transfer or otherwise to dispose of any Option Shares in any forms or to impose any security interest or other third-party right on any Option Shares.

7.1.3	The Company shall not engage in or allow others to engage in any conduct or act which may have adverse impact on the interests of Beijing Security hereunder, including without limitation any conduct and act subject to the limitations under Article 6.1 hereof.

Article 8 Confidentiality

8.1	Whether the Agreement is terminated or not, any Party shall keep all other Parties’ information strictly confidential during the course of signing and performing the Agreement, including their trade secrets, proprietary information, client information and other information with confidential nature (hereinafter collectively referred to as “Confidential Information”). Unless disclosure with prior written consent of the disclosing Party or disclosure to any third party in accordance with the provisions of relevant laws and regulations or the listing requirements, the receiving Party shall not disclose Confidential Information to any third party; unless for the purpose of performing the Agreement, the receiving Party shall not utilize any Confidential Information directly or indirectly.

8.2	The Confidential Information does not include:

(a)	Any information which was lawfully known by the receiving Party prior to the date of disclosure, as evidenced by the written records;

(b)	Any information which is publicly known other than by default of the receiving Party; or

(c)	Any information which is lawfully known by the receiving Party after receipt of the information.

8.3	The receiving Party may disclose the Confidential Information to relevant employees, agents or professionals engaged, provided that the receiving Party shall ensure that the above-mentioned persons abide by relevant terms and conditions of the Agreement and assume liabilities arising from any violation of relevant terms and conditions of the Agreement against the above-mentioned persons.

8.4	Notwithstanding any provisions of the Agreement, the validity of Article 8 hereof may not be affected by termination of the Agreement.

Article 9 Term of the Agreement

The Parties agree that, the Agreement shall come into effect on the date of being signed and stamped by the Parties and it shall remain effective until all Option Shares are transferred to Beijing Security and/or any other entities or individuals designated by Beijing Security in accordance with the provisions of the Agreement.

Article 10 Notices

10.1	Any notice, request, demand and other communication to be given under or in connection with the Agreement shall be in writing and served to the relevant Parties.

10.2	The above-mentioned notice or other communication shall be deemed to have been received: at the time of transmission if sent by fax or email; at the time of delivery if delivered personally; and five (5) days after the date of posting if sent by mail.

Article 11 Events of Default

11.1	The Parties agree and confirm that, if any Party (hereinafter referred to as “the Defaulting Party”) materially breaches any provision hereunder, or materially fails to perform any of the obligations hereunder, it constitutes a breach of the Agreement (hereinafter referred to as “the Default”). The observant Party shall be entitled to require the Defaulting Party to rectify the Default or to take remedial actions. If the Defaulting Party fails to rectify the Default or to take remedial actions within the reasonable period or within ten (10) days after the observant Party gives a written notice to the Defaulting Party, the observant Party shall be entitled at its sole discretion:

(1)	to terminate the Agreement and to require the Defaulting Party to provide full compensation for damages; or

(2)	to require the Defaulting Party to specifically perform its obligations hereunder and to provide full compensation for damages.

11.2	The Parties agree and confirm that, unless otherwise stipulated by the laws or the Agreement, in no event shall the Existing Shareholders or the Company ask for early termination of the Agreement.

11.3	Notwithstanding any other provisions in the Agreement, the validity of this Article shall not be affected by termination of the Agreement.

Article 12 Miscellaneous

12.1	The Agreement is made in Chinese in four counterparts, with each Party to the Agreement holding one (1) counterpart.

12.2	The conclusion, validity, performance, amendment, interpretation and termination of the Agreement shall all be governed by the PRC Laws.

12.3	Any dispute arising from the interpretation and performance of the provisions hereunder shall be settled by the Parties through consultations in good faith. In case that no agreement on the settlement of such disputes can be reached within thirty (30) days after one Party puts forward the requirement of dispute settlement, any Party can submit the relevant disputes to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules effective at the time of applying for arbitration. The arbitration place shall be Beijing; the arbitration shall be conducted in Chinese. The arbitral award is final and binding upon the Parties.

12.4	Any right, power and remedy conferred to a Party under any provision of the Agreement shall not exclude any other right, power or remedy enjoyed by such Party according to the laws or under any other provision of the Agreement, and the exercise of its right, power and remedy by a Party may not preclude its exercise of any other right, power and remedy enjoyed by that Party.

12.5	No failure or delay by any Party in exercising any right, power or remedy under the Agreement or stipulated by law (“Such Right”) shall constitute a waiver of Such Right; and any single or partial waiver of Such Right shall not preclude any exercise of Such Right in any other ways or any exercises of its other rights, powers or remedies.

12.6	The headings hereunder are inserted for convenience only and in no event shall they be utilized for nor shall they affect the interpretation of the provisions of the Agreement.

12.7	The provisions of the Agreement shall be divided from and independent of each other. If any one or more provisions of the Agreement become illegitimate, invalid or unenforceable at any time, the validity, legitimacy and enforceability of the remaining provisions hereof shall not be affected.

12.8	Once signed, the Agreement shall immediately supersede any other prior legal documents signed with respect to the subject matter hereof. No amendment or supplement to the Agreement shall become effective unless and until it is made in writing and duly signed by the Parties hereto.

12.9	Without prior written consents of the other Parties, no Party may assign any of its rights and/or obligations hereunder to any third parties.

12.10	The Agreement shall be binding upon the legitimate assignees or successors of each Party.

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[Signature Page]

IN WITNESS WHEREOF, the Parties hereby execute the Agreement on the date and at the location first written above.

Sheng FU

Signature:	/s/ Sheng FU

Weiqin QIU

Signature:	/s/ Weiqin QIU

Beijing Kingsoft Internet Security Software Co., Ltd.

(Stamp)

Signature:	/s/ Common Seal of Beijing Kingsoft Internet Security Software Co., Ltd.
Name:	Jun LEI
Title:	Legal Representative

Beike Internet (Beijing) Security Technology Co., Ltd.

(Stamp)

Signature:	/s/ Common Seal of Beike Internet (Beijing) Security Technology Co., Ltd.
Name:	Jun LEI
Title:	Legal Representative

Annex I

The Existing Shareholders

No.	Name	ID Card No.	Percentage shareholding
01	Sheng Fu	***	35%
02	Weiqin QIU	***	65%

Schedule I

Form of Option Exercise Notice

Schedule II

Power of Attorney

Schedule III

Spousal Consent